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                                   Exhibit 11.1

                               NEWMIL BANCORP, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      (in thousands except per share amounts)

                                                    Year ended June 30,

                                               1997         1996     1995
Net income
Net income - primary and fully diluted         $2,602       $2,242  $6,224

Weighted Average Common and Common
Equivalent Stock
Weighted average common stock
  outstanding                                   3,978        4,371   4,487

Assumed conversion as of the
  beginning of each period or upon
  issuance during a period of stock
  options outstanding at the end
  of each period                                  454          365     226
Assumed purchase of treasury stock
  during each period with proceeds
  from conversion of stock options
  outstanding at the end of each
  period                                         (248)        (231)   (169)
Weighted average common and common
  equivalent stock outstanding
  - primary                                      4,184       4,505   4,544


Weighted average common stock
  outstanding                                    3,978       4,371   4,487

Assumed conversion as of the
  beginning of each period or upon
  issuance during a period of stock
  options outstanding at the end
  of each period                                   454         384     247
Assumed purchase of treasury stock
  during each period with proceeds
  from conversion of stock options
  outstanding at the end of each
  period                                          (196)       (243)   (170)
Weighted average common and common
  equivalent stock outstanding
  - fully diluted                                4,236       4,512   4,564


Earnings Per Common and Common
Equivalent Share
Primary                                          $0.62      $0.50    $1.37
Fully diluted                                    $0.61      $0.50    $1.37


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